EXHIBIT 10.1

AMENDMENT
TO
SENIOR SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment is made as of June 18, 2013 by and among ZAP, a California corporation (“Company”) and China Electric Vehicle Corporation, a British Virgin Island company  (“Investor”).

RECITALS

Effective June 18, 2013, the Board of Directors adopted an amendment to the Company’s Bylaws reducing the fixed number of directors from seven (7) to five (5). As a result of the foregoing amendment to the Bylaws, the Company and Investor desire to amend the Senior Secured Convertible Note and Warrant Purchase Agreement dated as of January 12, 2011 (“Agreement”) with respect to the number of the Investor’s director designees to be elected to the Board of Directors.

AGREEMENT

1.1           Section 4.21(a) and (b)(1) of the Agreement are hereby amended to read as follows:

(a)           The Board of the Company shall not exceed five (5) members without prior written consent of the Investor and Cathaya.

(b)           The Board shall appoint directors designated as follows, and the Company shall take all necessary action, including, but not limited to, nominating such individuals for election by the stockholders, recommending such individuals to the stockholders and convening a meeting of stockholders for the election of such individuals:

(1) For as long as the Investor or Cathaya (including its affiliates and subsidiaries) hold at least 5% of the outstanding Common Stock of the Company (together or individually), Cathaya shall have the right to designate the number of designees equal to the sum of (i) the number of authorized directors of the Company divided by two, rounded down to the nearest whole number, and (ii) one. The Company shall take all action necessary to ensure that Cathaya’s designees are elected to the Board, including the Chairman of the Board. Cathaya is entitled at any time to notify the Company of its intended designees and the Company will take all efforts to ensure such designees are elected. Cathaya’s initial designee shall be Priscilla Lu, the Chairman of the Board.

1.2	Except as expressly set forth above, all of the terms and conditions of the Agreement remain in full force and effect.

1.3
This Amendment will be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

1.4	This Amendment may be executed in any number of counterparts, each of which shall bean original, but all of which together shall constitute one instrument.

1.5
This Amendment may be executed and delivered by facsimile or electronic transmittal and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.  The original signature copy shall be subsequently delivered to the other parties.  The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

ZAP
a California corporation

By: /s/ Chuck Schillings
       Chuck Schillings
       Co-Chief Executive Officer

CHINA ELECTRIC VEHICLE CORPORATION,
a British Virgin Island company

By: Cathaya Capital, L.P.
Its Sole Stockholder

By: Cathaya Capital G.P
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner

By: /s/ Priscilla Lu
       Priscilla Lu
       Director